Exhibit 99.1

PRESS RELEASE

MSCI Appoints Interim Chief Financial Officer

New York – March 6, 2019 – MSCI Inc. (NYSE: MSCI) (the “Company”), a leading provider of indexes and portfolio construction and risk management tools and services for global investors, announced today that Andrew C. Wiechmann, who has been serving as the Company’s Head of Strategy, Corporate Development and Investor Relations, has been appointed Interim Chief Financial Officer and Treasurer, effective March 5, 2019. In connection with this appointment, Mr. Wiechmann is also now a member of the Company’s Executive Committee. Kathleen A. Winters has resigned from her roles as Chief Financial Officer and Treasurer of MSCI to become the Chief Financial Officer of a large global company. Her last day at the Company will be March 15, 2019.

“I believe that Andy’s deep knowledge of MSCI’s business, strategy and financial operations; strong relationships with the Executive Committee and the Board and experience with the investment community make him best suited to lead our high-growth strategy while we conduct our search for a permanent CFO,” said Henry A. Fernandez, the Company’s Chairman and Chief Executive Officer.

“I am confident we have the right team and financial processes in place to continue to execute on our capital allocation strategy, pursue high growth initiatives and drive productivity and efficiency to deliver long-term value to our shareholders,” added Mr. Fernandez.

“We sincerely thank Kathleen for her significant contributions and helping us build on the strong foundations MSCI has established over the years by, among other things, improving financial performance management and talent development. We wish her the best in her next big endeavor,” concluded Mr. Fernandez.

In connection with Mr. Wiechmann’s appointment, Jay Penn, Executive Director, will serve as the Interim Head of Investor Relations and will be the primary point of contact for investors and analysts who cover MSCI.

Mr. Wiechmann joined MSCI in 2012. In addition to serving as Head of Strategy, Corporate Development and Investor Relations, he has previously served as Head of Financial Planning and Analysis. In these roles, Mr. Wiechmann has been responsible for overseeing all aspects of the Company’s capital structure, including share repurchases and financing transactions as well as dividend and leverage policies. Prior to joining MSCI, Mr. Wiechmann was an investment banker at Morgan Stanley where he executed M&A and capital markets transactions for financial technology and specialty finance companies.

About MSCI

For more than 45 years, MSCI's research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

For more information, visit us at www.msci.com. MSCI#IR

PRESS RELEASE

MSCI Inc. Contact

Investors

Jay Penn	jay.penn@msci.com	+ 1 212 981 1074

Media

Samuel Wang	samuel.wang@msci.com	+ 1 212 804 5244

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on February 22, 2019 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

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